Exhibit 10.1

SEPARATION AND CONSULTING AGREEMENT AND MUTUAL RELEASE

THIS SEPARATION AND CONSULTING AGREEMENT AND MUTUAL RELEASE ("Agreement") is made and entered into, effective as of the 15th day of October, 2015 (the “Effective Date”), by and between LiveXLive, Corp. (f/k/a FestreamTV, Corp.), a Delaware corporation (“LiveXLive” or the “Company”), on the one hand, and Bulldog DM, LLC, a California limited liability company ("Consulting Company"), and John Petrocelli (“John” and with Consulting Company, collectively, “Consultant”), on the other hand. The Company and Consultant are sometimes referred to collectively as the “Parties” and individually as a “Party”. References to the Consultant herein shall be deemed to be references to John and Consulting Company, on a joint and several basis.

R E C I T A L S

WHEREAS, Consulting Company and its principal, John, are experienced in the online streaming business;

WHEREAS, LiveXLive desires to retain the services of Consulting Company to assist LiveXLive with various aspects of its online streaming business;

WHEREAS, Consulting Company desires to provide consulting services for the benefit of LiveXLive, using the business knowledge, skills, experience and abilities of John to perform the duties and responsibilities as set forth on Schedule “A” hereto (the “Services”), subject to the terms and conditions of this Agreement;

WHEREAS, Consulting Company, as an independent contractor, is willing to provide the Services as are set forth on Schedule “A” hereto, subject to the terms and conditions of this Agreement;

WHEREAS, John was previously employed by the Company, pursuant to an Employment Agreement, dated as of March 4, 2015 (the “Employment Agreement”);

WHEREAS, prior to entering into the Employment Agreement, John was engaged as an independent contractor of LiveXLive or an affiliate thereof, pursuant to a Consulting Services Agreement, dated as of December 15, 2014, by and between John and Loton, Corp., a Nevada corporation (the “Initial Agreement”);

WHEREAS, the Parties wish to terminate John’s employment with the Company and enter into an independent contractor relationship; and

WHEREAS, the Parties wish to resolve any disputes that existed through and including the Effective Date by entering into the mutual release provided for herein;

NOW THEREFORE, in consideration of the premises, and on the mutual promises, covenants, agreements and conditions contained in this Agreement, the parties hereto hereby agree as follows:

1.             Termination of Agreements.

1.1.           Termination of Employment; Officer Resignation. John’s employment with the Company shall terminate and John shall cease to be an employee or officer of the Company, effective as of the Effective Date. John shall receive payment for all salary earned but unpaid through the Effective Date. Furthermore, John hereby resigns as an officer of the Company, effective as of the Effective Date.

1.2             Forfeiture of Stock. As of the Effective Date, all unvested restricted common stock of Loton, Corp, a Nevada corporation, owned by John shall be forfeited. The Parties acknowledge and agree that none of the 500,000 shares of restricted common stock granted to John pursuant to the Restricted Stock Agreement (the "Restricted Stock Agreement") attached as Exhibit A to the Employment Agreement have vested and all such shares are automatically forfeited as of the Effective Date.

1.3.           Termination and Supersession of Agreements. The Employment Agreement (except for Section 7(d) thereof) and the Restricted Stock Agreement shall automatically terminate as of the Effective Date and be of no further force and effect, and neither the Company nor John shall have any further obligations thereunder; provided, however, that the Company shall have the obligation to pay the accrued obligations set forth in Section 1.1 above. For the avoidance of doubt, John shall not be entitled to receive any Termination Benefits (as defined in the Employment Agreement), including, without limitation, any severance pay, continued salary, benefits or any other compensation under the Employment Agreement. Additionally, all prior independent contractor or consulting agreements between Consultant and any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other hand, including, without limitation, the Initial Agreement, shall automatically terminate as of the Effective Date and be of no further force and effect, and neither the Company, or any of its affiliates, nor Consultant, or any of Consultant’s affiliates, shall have any further obligations under such agreements.

1.4.           Cooperation. John agrees that he shall cooperate with the Company, as reasonably requested and for a reasonable period of time, in connection with his separation from the Company and the transition of his duties to any new or existing employee of the Company, including, without limitation, taking all requested actions and executing all requested documents necessary to further the purpose of this Agreement. If the Company is unable to secure John’s signature on any document for this purpose following its reasonable efforts to do so within seven (7) business days of such request by the Company, then John hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as John’s agent and attorney-in-fact, to act for and on John’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing; provided, however, that in no event does this power apply to any signature or action required on behalf of Consulting Company.

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1.5.          Limitation on Assignment Agreement Consideration. Consulting Company hereby releases the Company from any obligations arising under Section 2 of the Assignment Agreement dated March 4, 2015 between the Company (f/k/a Festream TV, Corp.) and Bulldog DM, LLC (the “Assignment Agreement”). The Parties agree that as of the Effective Date, the Assignment Agreement shall lapse and not be of further force and effect and that, accordingly, (i) the Company shall not have any obligation to pay any consideration under the Assignment Agreement or assume any of Consulting Company’s liabilities (except as assumed or paid for prior to the Effective Date), and that (ii) Consultant shall not have any obligation to transfer any rights or interests pursuant to the Assignment Agreement or under any one or more of the Rights Agreements (as defined in the Assignment Agreement).

2.            Consultant Services. Subject to the terms and conditions of this Agreement, LiveXLive hereby engages Consulting Company to provide services to LiveXLive as set forth on Schedule “A” hereto (the "Services"). The parties hereto agree and understand that Consulting Company shall make John available to render the Services to LiveXLive on behalf of Consulting Company and that no one else shall render such Services, without the express permission of LiveXLive, which may be given or withheld at the sole reasonable discretion of LiveXLive. Consultant represents that neither John nor Consulting Company is subject to any preexisting obligation or obligations inconsistent with the provisions of this Agreement.

3.             Right of Control; Relationship of Parties. Consulting Company is an independent contractor and, as such, shall have reasonable control over the means and manner by which the Services called for by this Agreement, and as reasonably requested by LiveXLive, are performed, consistent with Section 8 hereof.

4.            Devotion of Time; Non-Exclusive Engagement. Consulting Company agrees to devote such time, on a part-time basis, as may be required to the satisfactory performance of the Services in accordance herewith. LiveXLive acknowledges that Consultant has a business separate and apart from the engagement of Consultant hereunder, and that Consultant shall be free to conduct such business so long as Consultant timely performs Services required of it hereunder. Accordingly, and without limitation, Consultant may render streaming business services, whether in the form of obtaining sponsorships for festival right holders, acquiring festival streaming rights or as otherwise determined by Consultant. Notwithstanding the preceding terms of this Section 4, Consulting Company and John agree that neither it nor he will take such action as would cause John to violate Section 7(d) of the Employment Agreement.

5.            Place to Render Services. Consulting Company shall perform the Services at such location or locations as Consulting Company deems appropriate or necessary to the efficient rendering of Services after taking into consideration the needs of LiveXLive.

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6.            Compensation; Expense Reimbursement.

6.1            Consultant Fees. LiveXLive shall pay, and Consulting Company shall be entitled to receive from LiveXLive, in exchange for consulting services, fees in accordance with the fee schedule set forth as Schedule “B” hereto through the Termination Date, as defined below.

6.2            No Additional Benefits. Consulting Company is not, and shall not be, eligible for any benefits provided by LiveXLive to its employees (including, but not limited to, sick pay, vacation, paid time off, health insurance, life insurance, worker's compensation, disability insurance or retirement plans).

6.3            Payment of Business Expense. Consulting Company shall be reimbursed by LiveXLive for reasonable out-of-pocket expenses actually incurred and paid by Consulting Company, consistent with the rendering of the Services to LiveXLive, as provided for in this Agreement, upon presentation of appropriate documentation for such expenses; provided, however, that Consultant shall not incur any expenses in excess of Five Hundred Dollars ($500.00) without the prior written consent of LiveXLive or its authorized agents. Consulting Company shall be responsible for all normal overhead expenses of operating its consulting business.

7.            Duration of Consulting Services; Termination.

7.1            Duration of Consulting Services. The obligations under Sections 2 through 6 hereof, inclusive, shall be deemed effective as of the Effective Date set forth on the initial page of this Agreement and shall end on such date as provided in Section 7.2 hereof (the "Termination Date").

7.2            Termination.

  a.                  Termination By LiveXLive. LiveXLive may terminate the consulting relationship, at any time (whether prior to or after completion of the Services) and for any reason, by providing Consulting Company with not less than twenty (20) days’ advance written notice; provided, however, that LiveXLive may terminate the consulting relationship in the event that Consulting Company is in breach of this Agreement and does not cure the breach within five (5) business days of its receipt of written notice from LiveXLive setting forth the grounds for the breach and what must be done to cure the breach.

  b.                  Termination By Consulting Company. Consulting Company may terminate the consulting relationship, at any time (whether prior to or after completion of the Services) and for any reason, by providing LiveXLive with not less than twenty (20) days’ advance written notice; provided, however, that Consulting Company may terminate the consulting relationship in the event that LiveXLive is in breach of this Agreement and does not cure the breach within five (5) business days of its receipt of written notice from Consulting Company setting forth the grounds for the breach and what must be done to cure the breach.

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In the event of any termination in accordance with this Section 7.2, Consulting Company shall be paid for Services rendered through the date of termination. In the event of termination, all other provisions of this Agreement shall survive.

8.             Independent Contractor.

8.1            Nature of Relationship. Consulting Company is retained hereunder as an independent contractor of LiveXLive. Consulting Company shall determine the method, details, and means of performing the Services. Consulting Company is not an agent or employee of LiveXLive and, as such, is not authorized to act on behalf of LiveXLive unless specifically required to do so under this Agreement. Consulting Company will also maintain Consulting Company’s own records and bookkeeping concerning the Services and expenses pertaining to this engagement. Nothing in this Agreement shall constitute or be construed as constituting or establishing any partnership or joint venture between the parties hereto for any purpose whatsoever.

8.2            Responsibility for Taxes. Consultant shall be responsible for, and Consultant represents and warrants that Consultant shall make, payment of all taxes due based on compensation paid hereunder, whether such taxes are owed to the United States federal government, the State of California, any local taxing authority within the State of California, or otherwise. Consultant shall pay, when and as due, any and all taxes incurred as a result of Consultant’s compensation hereunder, including estimated taxes. Consultant, and not the Company, shall be responsible for determining what taxes are owed, when they are due and the entity to which they are payable. Consultant understands and agrees that the Company shall not be subject to withholding or other tax obligations with respect thereto. Consultant shall indemnify and hold the Company, and its officers, directors, shareholders, members, managers and employees harmless from any tax liability, including penalties and interest, assessed against or charged to the Company by any taxing authority due to services rendered by Consultant under the terms of this Agreement. Consultant shall indemnify the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of Consultant’s breach of this Section 8.

9.             Indemnification.

9.1           Indemnification by Consultant. Consultant will indemnify, hold harmless, and defend the Company and its respective affiliates, officers, directors, partners, members, managers, shareholders, employees and agents from and against the losses, claims, damages or liabilities (or actions in respect thereof) (“Covered Claims”) arising out of or relating to (i) any breach by Consultant of any representation, warranty or agreement contained in this Agreement, or (ii) any willful misconduct, bad faith or gross negligence by Consultant in the performance of, or failure to perform, its obligations under this Agreement, except to the extent that any such Covered Claim is caused by the Company’s breach of this Agreement or willful misconduct, bad faith or gross negligence in the performance of, or failure to perform, its obligations under this Agreement.

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9.2            Indemnification by the Company. The Company will indemnify, hold harmless, and defend Consultant and its affiliates, officers, directors, partners, members, shareholders, employees and agents from and against any Covered Claims arising out of or relating to (i) the conduct of the Company’s business, whether before or after the Effective Date, (ii) any breach by the Company of any representation, warranty or agreement contained in this Agreement, (iii) any willful misconduct, bad faith or gross negligence by the Company in the performance or failure to perform, its obligations under this Agreement, except to the extent that any such Covered Claim is caused by Consultant's breach of this Agreement or willful misconduct, bad faith or gross negligence in the performance of, or failure to perform, its obligations under this Agreement or (iv) any violation of securities laws or any other law pertaining to the dissemination of information to the public as it concerns the Company or any affiliate thereof.

9.3            Indemnification Procedures. Promptly after receipt of notice of any Covered Claim with respect to which an indemnified party is entitled to seek indemnification hereunder, the indemnified party will notify the other party or parties, as the case may be, in writing of such Covered Claim. The indemnifying party (or parties, as the case may be) shall be given a reasonable opportunity to defend the same at its (or their) expense and with counsel of its (or their) selection; provided, however, that the indemnified parties, and each of them, shall at all times also have the right to fully participate in the defense at his and/or its and/or their own expense. If the indemnifying party (or parties) shall fail to defend, within a reasonable time after its receipt of notice to defend hereunder, then the indemnified party or parties shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (with the exercise of reasonable business judgment), the claim or other matter on behalf, for the account, and at the risk, of the indemnifying party or parties.

10.          Confidentiality; Trade Secrets.

10.1          Confidential Information. LiveXLive owns and has developed and compiled, and will develop and compile, certain trade secrets, proprietary techniques and confidential information that has great value to its business (referred to in this Agreement collectively as “Confidential Information”). Confidential Information includes not only information disclosed by LiveXLive to Consultant, but also information developed or learned by Consultant during the course of Consultant’s engagement hereunder, information developed or learned by John during the course of his employment with the Company, and information developed or learned by John or any affiliate during the course of his or its engagement as an independent contractor of the Company in the past, including, without limitation, pursuant to the Initial Agreement. Confidential Information includes all information that has or could have commercial value or other utility in the business in which LiveXLive is engaged, and all information of which the unauthorized disclosure could be detrimental to the interests of LiveXLive, whether or not such information is identified as Confidential Information by LiveXLive. Consultant will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in Consultant’s assigned duties under this Agreement and for the benefit of LiveXLive, any of the Confidential Information, either during or after Consultant’s engagement hereunder. Consultant acknowledges that Consultant is aware that the unauthorized disclosure of Confidential Information may be highly prejudicial to the Company’s interests, an invasion of privacy, and an improper disclosure of trade secrets.

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10.2          Limitations Concerning Consultant’s Obligations. The obligations imposed upon Consultant hereunder shall not apply to Confidential Information which is: (i) or becomes generally available to the public or which is or becomes common industry knowledge through no wrongful act of Consultant; (ii) already lawfully in the possession of Consultant, as evidenced by written documentation, and not subject to an existing agreement of confidentiality between the parties; (iii) received from a third party without restriction and without breach of this Agreement; or released pursuant to the binding order of a government agency or a court so long as prior to any such release the Consultant provides LiveXLive with the prompt notice to reasonably enable the Company to seek a protective order or such other remedy as may be available under the circumstances.

10.3         Terms Supersede Those in Other Agreements. The terms of this Section 10 shall supersede and replace, in their entirety, any and all nondisclosure provisions set forth in the Initial Agreement or the Employment Agreement.

11.           Mutual Release.

Except for such rights and obligations as have been created under this Agreement, it is understood and agreed by the Company, on the one hand, and Consultant, on the other hand, that in consideration of the mutual promises and covenants contained in this Agreement, and after consultation with counsel or the opportunity to consult with counsel, the Company irrevocably and unconditionally releases and forever discharges Consultant and each of them, including their respective attorneys, current and former spouses, children, officers, directors, employees, partners, affiliates, members, managers, shareholders, agents, representatives, insurers, heirs, successors and assigns (collectively, the “Consultant Released Parties”), from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), which the Company, or any one or more of them, may have against any one or more of the Consultant Released Parties, for any matters arising out of, touching upon or concerning John's employment with or separation from the Company, the Employment Agreement, the Initial Agreement, and/or the Assignment Agreement. The Company further agrees that the Consultant Released Parties, and each of them, shall be released from any restriction on their ability to do business, except as otherwise provided in Section 7(d) of the Employment Agreement.

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Except for such rights and obligations as have been created under this Agreement, it is understood and agreed by Consultant that in consideration of the mutual promises and covenants contained in this Agreement, and after consultation with counsel or the opportunity to consult with counsel, Consultant, and each of them, irrevocably and unconditionally releases and forever discharges the Company and its attorneys, managers, members, officers, directors, employees, partners, affiliates, shareholders, agents, representatives, insurers, heirs, successors and assigns (collectively, the “Company Released Parties”), from any and all Claims that Consultant, or either of them, may have against any one or more of the Company Released Parties, for any matters arising out of, based upon or concerning, John's employment with or separation from the Company, the Employment Agreement, the Initial Agreement, and/or the Assignment Agreement (the “Released Claims”) other than for salary due to John for services rendered under the Employment Agreement through the day immediately preceding the Effective Date and any documented out-of-pocket expense reimbursement due to John, consistent with the terms of the Employment Agreement and applicable California law. For the avoidance of doubt, the "Released Claims" include, without limitation, any claim which John may have under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, as amended, the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Labor Code, the California Government Code, the Worker Adjustment and Retraining Notification Act (“WARN”), or any other federal, state or local law or regulation affecting employment rights or prohibiting employment discrimination, any alleged breach of any express or implied contract of employment, any alleged torts, including any claim for intentional or negligent infliction of emotional distress, wrongful discharge, violation of any public policy or statute, or any policy of the Company or any remedy for any such claim or breach, any claim for wages, compensation, vacation pay, sick pay, compensatory time, commissions, benefits and all remedies of any type, including but not limited to, damages and injunctive relief, in any action that may be brought on John’s behalf against the Company and/or the Company Released Parties by any government agency or other person.

Each of the Company, John and Consulting Company specifically waives any benefit of the provisions of Section 1542 of the California Civil Code, which states as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

It is understood by each of the Parties hereto that claims may exist in his or its favor against some person or entity released as provided in this Agreement which are not presently known, suspected or understood by the Party, and which, if known, suspected or understood by the Party would have materially affected the existence, form or extent of the releases provided for in this Agreement. Each Party hereto assumes the risk of the discovery of such claims subsequent to the execution by such Party of this Agreement. The Parties hereto agree that the releases set forth in this Agreement shall be in all respects effective and not subject to termination, rescission, alteration or reformation as a result of or in connection with any such subsequently discovered facts or claims. In the event that any waiver of the provisions of Section 1542 of the California Civil Code provided in this Agreement should be judicially determined to be invalid, voidable or unenforceable, for any reason, such waiver to that extent shall be severable from the remaining provisions of this Agreement, and the invalidity, voidability or unenforceability of the waiver shall not affect the validity, effect, enforceability or interpretation of the remaining provisions of this Agreement.

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The Company, on the one hand, and Consultant, on the other hand, represent to the other that there has been no assignment or other transfer of any interest in any claims that the Party making the representation may have against the other Party. The Company, on the one hand, and Consultant, on the other hand, represent to the other that there is no pending litigation or claim pending in a court or other judicial forum that is subject to the terms of the release set forth herein. In the event of a breach of this representation, the breaching Party agrees to indemnify and hold the other non-breaching Parties harmless from any liabilities, claims, demands, damages, costs, expenses and attorneys' fees reasonably incurred by the other non-breaching Parties as a result of any claimed assignment or transfer of such interest.

12.          Intellectual Property.

12.1.         If, during the engagement by Company of Consulting Company, Consultant, specific to, and for the sole purpose of the scope of the engagement hereunder, creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, intellectual property, materials, documents or other work product (including, without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, within the scope of such engagement (collectively, the “Company Works”), Consultant shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights in such Company Works (including rights under patent, patent applications, industrial property, copyrights, copyright registrations, trademarks, trade secrets, unfair competition and related laws, and the right to prosecute and recover damages for all past, present and future infringements or other violations of the Company Works) to the Company to the extent ownership of any such rights does not vest originally in the Company. The Parties further agree and acknowledge that Works do not include intellectual property rights unless they are not created specifically and for the sole purpose of a scope of work performed hereunder during the course of Consulting Company’s engagement hereunder.

12.2.        Consultant understands and agrees that (i) to the extent permitted by law, all Company Works that are made by Consultant (solely or jointly with others) shall be deemed a “work made for hire” within the meaning of that term under United States Copyright Act, 17 U.S.C. §§ 101 et seq., as amended or superseded, (ii) the Company shall be deemed the exclusive author of such Company Works and the exclusive owner of all rights, title and interest in and to such Company Works in any and all media, languages, territories and jurisdictions throughout the world, now known or hereafter devised and (iii) Consultant is compensated for such Company Works by the consulting payments hereunder. Consultant hereby assigns and transfers to the Company, effective with respect to each item of the Company Works, as of the date of its creation, any and all rights, title and interest Consultant may have or may acquire in and to the Company Works (including any item of the Company Works not deemed, for whatever reason, to have been created as a work made for hire), in any and all media, languages, territories and jurisdictions throughout the world, now known or hereafter devised, including any and all patents, patent applications, copyrights, copyright registrations, trade secrets and other intellectual property rights in the Company Works, and the right to prosecute and recover damages for all past, present and future infringements or other violations of the Company Works. Furthermore, Company shall have the unrestricted right to use, display, publish, perform, record, copy, broadcast, transmit, distribute, augment, subtract from, modify, distort, translate, transfer, combine with other information or materials, create derivative works based on, sell, or otherwise exploit for any purpose, the Company Works and any portion thereof, in any manner or media throughout the world, as the Company may in its sole discretion determine. Consultant hereby irrevocably waives and assigns to the Company any and all so-called moral rights or “droit moral” Consultant may have in or with respect to any item of the Company Works. Notwithstanding the foregoing, nothing contained herein will require the Company to exercise or exploit any of the Company’s rights in or to the Company Works.

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12.3.         Consultant shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Company Works. If the Company is unable to secure Consultant’s signature on any document for this purpose following its reasonable efforts to do so within seven (7) business days of such request by the Company, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

12.4.        Subject to the requirements of applicable state law, if any, Consultant understands that the Company Works will not include, and the provisions of this Agreement requiring assignment of Works to the Company do not apply to, any Works which qualify fully for exclusion under the provisions of applicable state law, if any, attached hereto as Exhibit B.

12.5.        The provisions of this Section 12 shall survive termination of Consultant's relationship with Company for any reason, including, without limitation, the termination of this Agreement.

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13.           Notices. All notices or other communications required or permitted by this Agreement or by law to be given by any party hereto shall be in writing. All such notices and communications shall be deemed duly served and given to the other party: when delivered by hand, if personally delivered; when delivered by air courier, messenger or other courier, if so delivered, when receipt is acknowledged, if faxed or emailed; and five (5) calendar days after mailed, if sent by registered or certified mail with return receipt. For purposes hereof, notices and other communications hereunder shall be directed to the parties hereto at the following addresses:

(a)	To Consultant:

Bulldog DM, LLC
1236 S. Sierra Bonita Ave
Los Angeles, CA 90019

Attn: John Petrocelli
Tel: 310.968.1414
Email: john@bulldogdm.com

(b)	To the Company:

LiveXLive, Corp.
269 S. Beverly Drive
Suite 1450
Beverly Hills, California 90212

Attn: Rob Ellin
Tel: 310.529.2500
Email: rellin@trinadcapital.com

Any party hereto may change his or its address for the purpose of receiving notices and other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

14.          Applicable Law/Venue; Jurisdiction. This Agreement shall, in all respects, be construed, interpreted and enforced in accordance with and governed by the internal substantive laws of the State of California applicable to agreements executed and to be wholly performed within the State of California, without regard to choice of law rules thereof. Each party submits to the in personam jurisdiction of the State of California. Proper venue for any litigation or arbitration concerning this Agreement shall be in Los Angeles County, California.

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15.          Dispute Resolution.

15.1.         Arbitration. The Company and Consultant agree that any dispute, disagreement, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS in Los Angeles, California in accordance with the JAMS Comprehensive Arbitration Rules & Procedures then in effect. Arbitration shall be by a single arbitrator chosen by the parties; provided that, if the parties fail to agree and to appoint a single arbitrator within fifteen (15) calendar days from the date a party has made a demand for arbitration, then the arbitrator shall be chosen in accordance with JAMS rules then in effect. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all arbitration proceedings.

15.2.         Waiver of Jury Trial. By submitting a dispute to arbitration, the parties hereto understand that they will not enjoy the benefits of a jury trial. Accordingly, the parties hereto expressly waive the right to a jury trial.

15.3.         Nonexclusive Remedy. The arbitration requirement does not prohibit a Party from exercising his or its right to pursue injunctive relief or other provisional remedies provided under the law in any court having competent jurisdiction.

16.          Severability. Any provision in this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The Parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement, including the provision relating to choice of law, to achieve such result.

17.          Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing and signed by all of the Parties hereto.

18.          Successors and Assigns. No Party may assign, transfer, or pledge this Agreement or any rights under this Agreement or the performance of any obligation arising under this Agreement, without the prior written consent of each of the Parties hereto, which consent shall not be unreasonably withheld. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the Parties hereto, their respective heirs, personal representatives, permitted assigns and successors in interest.

19.          Entire Agreement. This document, along with the Schedules and Exhibits attached hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety and are of no further force or effect.

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20.          Remedies. In the event of any dispute arising hereunder with respect to any of the obligations which have been performed or which are to be performed hereunder or otherwise, the Company or Consultant, as the case may be, may pursue, in addition to any rights specifically granted hereunder, any and all legal rights available and at any time may seek such equitable remedies as are available or necessary to pre- serve the rights granted hereby, it being understood that remedies hereunder shall be deemed cumulative and not exclusive. In particular, Consultant acknowledges that irreparable injury will result to the Company if Consultant, or either of them, violates and continues to violate any of the terms of this Agreement relating to confidentiality or intellectual property, and that the Company can not be adequately compensated therefor by money damages. Consultant expressly agrees that the Company shall be entitled, in addition to damages and any other remedies provided by law, to an injunction or other equitable remedy respecting any such violation by Consultant, or either of them.

21.          Waiver. The waiver by a Party of a breach or any provision of this Agreement by another Party or Parties shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

22.          Advice of Counsel/Time to Consider Agreement. John expressly acknowledges that he has been represented by counsel in connection with negotiation of this Agreement. The Parties have read this Agreement completely, and have had the opportunity to seek the advice and assistance of counsel. Accordingly, the language contained within and comprising this Agreement shall not be construed in favor of or against any one party on the grounds that the party drafted the Agreement. John represents and agrees that he fully understands all provisions of this Agreement, and that he fully understands his right to discuss all provisions and aspects of this Agreement with his attorney. John further represents and agrees that he has carefully read and fully understands all the terms and provisions of this Agreement, and that he is voluntarily entering into this Agreement. John acknowledges and agrees that he has been given a period of at least twenty-one (21) days within which to consider this Agreement and that he may accept and execute this Agreement at any time within said twenty-one (21) day period. John further acknowledges, understands and agrees that for a period of seven (7) days following the date he executes this Agreement, he may revoke this Agreement in writing. John understands that he will neither receive nor be entitled to the payments and compensation set forth in this Agreement unless he accepts and executes this Agreement, and the seven (7) day revocation period has expired, at which time this Agreement is final and otherwise non-revocable.

23.           Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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24.           Further Acts. Each Party to this Agreement agrees to execute and deliver all documents and to perform all further acts and to take any and all further steps that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Bulldog DM, LLC

By:
John Petrocelli, Manager

John Petrocelli, an individual

LiveXLive, Corp.

By:
Rob Ellin, Founder & Chairman

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Schedule “A”

SERVICES

John Petrocelli, acting on behalf of Bulldog DM, LLC (“Consultant”), agrees to perform the following Services for the benefit of Consultant, and LiveXLive agrees to pay Consultant compensation for such Services as provided in Schedule B hereto.

Services to be rendered: Consultant shall provide to LiveXLive multi-year digital rights aggregation consulting services for live streamed music festival.

Schedule “B”

CONSULTANT FEE SCHEDULE

Consultant shall be paid by LiveXLive a monthly consulting fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500), payable semi-monthly on the sixteenth (16th) day of the month and the last day of the month. If the scheduled date for payment is a holiday or weekend day, then payment shall be due on the following business day.

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Exhibit "A"

Restricted Stock Agreement

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Exhibit "B"

Section 2870 of the California Labor Code is as follows:

(a)            Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)            Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)            Result from any work performed by the employee for the employer.

(b)           To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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